UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2004

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50364	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson Arizona	85711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

N/A

(Former name, former address, and former fiscal year, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On July 21, 2004, The Providence Service Corporation, or Providence, acquired all of the equity interests in Choices Group, Inc., Aspen MSO, LLC and College Community Services from Aspen Education Group, Inc. and acquired certain accounts receivable of Aspen Health Services Corporation for a total purchase price of $10 million (less $1 million which was placed into escrow as security for any indemnification obligations). The purchase price was negotiated by the parties at arms length and was paid for with proceeds from Providence’s initial public offering and follow-on offering of its common stock. Under the terms of the purchase agreement, Providence will receive $2 million in working capital. This acquisition establishes for Providence operations in California and Nevada and adds drug court treatment to Providence’s array of social services.

Providence issued a press release on July 21, 2004 announcing the acquisition. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

Any required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than October 4, 2004.

(b) Pro Forma Financial Information

Any required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than October 4, 2004.

(c) Exhibits

2.1 Purchase Agreement dated as of July 21, 2004 by and between The Providence Service Corporation and Aspen Education Group, Inc., Aspen Youth, Inc., Choices Group, Inc., Aspen MSO, LLC (d/b/a Aspen Community Services) and College Community Services. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

99.1	Press Release dated July 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: August 5, 2004	By:	/S/ MICHAEL N. DEITCH
Michael N. Deitch
Chief Financial Officer